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                                                                    Exhibit 10.6

                                 LOAN AGREEMENT
                             SECURED PROMISSORY NOTE

$540,000.00                                                    September 8, 2000

BORROWER:                  ENVISION DEVELOPMENT CORP.
                           100 Nickerson Road
                           Marlboro, MA 01752

LENDER:                    DOMINION INCOME MANAGEMENT CORP.
                           21520 30TH DRIVE S.E., STE. 105
                           BOTHELL, WA 98021


FOR VALUE RECEIVED, the undersigned Borrower, promises to pay UPON DEMAND, or if no demand then on or before August 31, 2001, to Dominion Income Management Corp., ("Lender"), or its assigns, in lawful money of the United States of America, the principal sum of the Loan Amount, Five Hundred Forty Thousand and no/100 Dollars ($540,000.00), together with interest from the date of this Note on the unpaid principal balance at a rate of the Prime Rate of interest plus 2% per annum as reported from time to time in the Wall Street Journal, computed on the basis of the actual number of days elapsed and a year of 365 days. The entire unpaid principal and accrued interest thereon, if any, shall become immediately due and payable on demand by the holder hereof. Unless demand is earlier made, the entire unpaid balance of the Note including interest shall be due August 31, 2001.

CONSIDERATION; ADVANCES, REPAYMENT AND DUE DATE. The consideration for this Note is the loan of money, including advances made or to be made hereunder by the Lender to the Borrower for business purposes in the amount of $540,000.

PREPAYMENT. This Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments shall be applied first to interest, then to principal payments in the order of their maturity.

DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

     (a) Borrower shall fail to pay upon demand or when due any principal or interest hereunder; or

     (b) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors,
          (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

     (c) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.




PROMISSORY NOTE
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     (d)  Borrower shall have a period of (30) thirty days from an "Event of
          Default", as defined herein, to repay the entire balance outstanding and remedy such default.

COLLECTION, DEFAULT INTEREST, ATTORNEYS' FEES AND COSTS. If this Note shall be in default, the balance due shall be accelerated without further notice, and interest shall accrue thereon at the rate of 18% per annum until paid in full, at such rate as not to exceed the rate permitted by the laws of the State of Massachusetts. If this Note is placed in the hands of an attorney for collection, whether or not suit shall be brought to collect any of the principal, interest or deficiency of this Note, the Borrower promises to pay reasonable attorneys' fees and all costs of collection. Borrower hereby waives notice of default, presentment of demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. All payments shall be made at 21520 30th Drive S.E. Bothell, WA 98021 or at such other place as the holder hereof may from time to time designate in writing.

SECURITY. This Note and all undertakings hereunder, shall be secured by a security agreement of even date herewith.

APPLICABLE LAW; JURISDICTION AND VENUE. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Massachusetts. Any action under this Note may, at Lender's option be brought in a court of competent jurisdiction in the State of Massachusetts.

REPRESENTATIONS AND NOTICE TO BORROWER. Except as expressly set forth herein in writing, the Lender makes no representations, promises or commitments to lend money, to otherwise extend credit, to recover with respect to the repayment of any debt or the exercise of any remedy, to modify or amend the terms under which the Lender has lent money or otherwise extended credit, to release any guarantor or cosigner, or to make any other financial accommodation pertaining to the debt or other extension of credit. Borrower acknowledges that neither the Lender, nor its agents or attorneys have made any such or other representations; and that they will not rely on any representations except those stated in writing. The terms of this Note may not be modified except in writing executed by both the Lender and the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed, issued and delivered as of the date first written above.

BORROWER:

ENVISION DEVELOPMENT CORPORATION



/s/ Michael Amideo
---------------------------------------
Michael Amideo, Chief Executive Officer



PROMISSORY NOTE
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